Public Policy Holding Company, Inc.
(“PPHC”, the “Group” or the “Company”)
PPHC Acquires Florida Government Relations Firm
Earnings and Margin Accretive Acquisition Expands Market-leading U.S. State Government Relations Capability
PPHC (NASDAQ: PPHC) (AIM: PPHC.L), a leading global strategic communications provider, today announced that it has acquired The Advocacy Partners (“TAP”, the “Acquisition”, or the “Firm”), one of Florida’s pre-eminent government relations firms. The Acquisition is immediately earnings accretive. Founded more than two decades ago, The Advocacy Partners has built one of the deepest bipartisan relationship networks in Tallahassee and a recurring, blue-chip client base spanning many of the most regulated sectors of the U.S. economy.
Acquisition Highlights
•The Advocacy Partners advises a blue-chip roster of corporates, trade associations and institutional clients on legislative, regulatory, procurement and executive-branch matters across the State of Florida.
•Immediately earnings-accretive acquisition that establishes PPHC’s position in Florida, one of the fastest growing U.S. states, the fourth largest state economy in the U.S., and an economy that, if measured as a sovereign nation, would rank among the top 15 globally.
•Significantly builds on PPHC’s coast-to-coast, market-leading state lobbying network purpose-built for a policy and communications environment in which critical decisions are increasingly moving from Washington to the state level.
•Backed by a track record of consistent revenue growth, sector expansion, and high client retention over more than two decades, underscoring the durability of the franchise and the strength of the relationships on which it is built.
•Slater Bayliss and Stephen Shiver will continue to lead TAP, which will retain its brand, its full team of professionals, and the operating culture that has defined its success.
•For the year ended 31 December 2025, TAP reported (unaudited) net revenues of $9.5 million. TAP’s (unaudited) profit before tax of $4.6 million, after adjusting for PPHC’s remuneration policy, represents a 48% margin and demonstrates the quality of the earnings being added to the Group.
Strategic Rationale
The Acquisition continues the execution of PPHC’s long-stated M&A strategy of bringing together and growing a portfolio of complementary, highly profitable businesses through two clear lenses: enhancing capability and targeting key geographies. TAP satisfies both criteria in a single transaction, adding a highly respected, premium-margin Florida government relations practice that fills a strategically significant gap in the Group’s U.S. state footprint.
Strategically, the Acquisition extends the thesis that drove PPHC's investments in California and Texas: establishing deep, durable presences in the states whose economies and policy agendas set the tone for the rest of the U.S. The addition gives PPHC market-leading positions across three of the largest, fastest-growing and most policy-active state markets in the US. Together with the comprehensive national state-level coverage provided by PPHC Member Company MultiState, this creates a state-based government affairs footprint unmatched in the industry.
The addition of TAP also deepens the Group’s integrated federal-and-state offering. PPHC’s clients increasingly engage the Group to advise at the federal level on legislation, regulation and agency action that requires substantial downstream work at the state level: implementation, appropriations, regulatory rule-makings, procurement and stakeholder engagement. TAP will work hand-in-hand with PPHC’s federal and award-winning Corporate Communications and Public Affairs teams to deliver this downstream work in Florida, creating a recurring cross-sell opportunity for the Group.
TAP was co-founded by Slater Bayliss and Stephen Shiver. Bayliss, a two-decade veteran of Florida politics and public policy, served in the Administration of Governor Jeb Bush and has been recognized by INFLUENCE magazine as one of the most influential people in Florida politics and by The Florida Standard as one of Florida’s top 10 lobbyists. Shiver has more than 20 years of experience in politics and public policy and has served directly and indirectly for numerous current and former members of the Florida Legislature, including many who hold leadership positions today.
TAP’s market position is highly differentiated. It is consistently ranked among the most influential government relations practices in Tallahassee, with principals who have direct senior-level policymaking experience, a bipartisan team of practitioners with deep expertise across the Legislature, the Governor’s office and state agencies, and a track record of consistent revenue growth and high client retention over more than two decades.
The financial profile of the transaction is highly attractive. TAP’s 48% profit before tax margin is immediately accretive to Group margins and reflects the quality, durability and pricing power of its client relationships.
Key terms of the Acquisition
•The initial consideration of $20.4 million was satisfied on completion, which occurred on August 1, 2026, in part by the issuance of New Common Shares, totaling $2.04 million, and the balance of $18.36 million paid in cash, funded from the Company’s balance sheet. Shares issued to the owners of the selling entity, and certain key employees, will be subject to a vesting period, and those owners and key employees will additionally be subject to certain restrictive covenants.
•As part of the purchase consideration, in addition to the initial consideration, future earnout payments could be made with the final payment taking place after the end of 2030. These payments are contingent on TAP delivering profit growth between 2026 and 2030. Such future payments will be satisfied by a mix of cash and equity, and the maximum amount payable is $54.6 million.
•Including the initial consideration of $20.4 million and the maximum earnout consideration of $54.6 million, the maximum aggregate consideration is $75 million. This maximum would be achieved if TAP was to realize approximately 35% compound annual profit growth through 2030.
Stewart Hall, CEO of PPHC, commented:

“Led by two founders who built a high-margin business serving a blue-chip client base in one of America’s most important policy markets, we are very excited to welcome The Advocacy Partners to PPHC. What excites us most is the people, the relationships, and the opportunities it creates. Slater, Stephen, and their team have spent more than two decades building one of the most trusted, senior and respected practices in Florida, and a firm whose clients stay because the counsel is consistently exceptional. For our clients, this Acquisition unlocks integrated, senior-level advocacy in a state that increasingly drives national policy debates. Combined with our other U.S. State Government Relations assets nationally, this gives clients a coast-to-coast state government affairs offering that no other can match.”
Slater Bayliss, Co-Founder, The Advocacy Partners, commented:
“For more than two decades, we have built The Advocacy Partners around the conviction that great government relations work begins and ends with people. The team you put in front of clients and the trusted relationships those professionals carry into the rooms that matter. PPHC shares that conviction. Joining the Group allows us to keep doing what we do best for our clients while adding the breadth of a federal team, a national sector practice and an international network that materially expands what we can deliver. We are excited about the opportunities this creates for our colleagues, for our clients and for the next generation of leaders we are building at the Firm.”
Stephen Shiver, Co-Founder, The Advocacy Partners, added:
“Over the years, we have had conversations with a number of organizations, but the people at PPHC made this opportunity stand out. We share a core belief that relationships matter, culture matters, and reputation is earned over decades, not transactions. We are joining an organization that appreciates the foundation that has made TAP successful and wants to build on it."
For more information, visit www.pphcompany.com.
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About The Advocacy Partners
The Advocacy Partners is one of Florida’s leading government relations and public policy firms, with more than two decades of senior-level advocacy on legislative, regulatory, procurement and executive-branch matters across the State of Florida. Co-founded by Slater Bayliss and Stephen Shiver, the Firm has built a distinctive bipartisan practice rooted in deep policymaker relationships, direct administration and legislative experience, and a senior team committed to high-touch, high-quality client service. The Firm advises a blue-chip client base across healthcare, financial services, technology, energy, insurance, infrastructure, transportation and consumer sectors.
About PPHC
Incorporated in 2014, PPHC is a global strategic communications platform that supports clients in enhancing and defending their reputations, advancing policy objectives, managing regulatory risk, and engaging with federal and state-level policymakers, stakeholders, media, and the public.
Engaged by approximately 1,500 clients, including companies, trade associations and non-governmental organizations, PPHC is active in all major sectors of the economy, including healthcare and pharmaceuticals, financial services, energy, technology, telecommunications and transportation.
With operations across the United States and internationally, PPHC’s services include government relations, public affairs and corporate communications, research and analytics, digital advocacy campaigning, and compliance support. The Company’s shares are admitted to trading on the Nasdaq Global Market and on AIM, a market operated by the London Stock Exchange, under the ticker symbol “PPHC”.
Forward-Looking Statements
This announcement contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable UK law, with respect to the Acquisition and the Company. These statements can often be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will,” or “would,” or the negative thereof or other variations, or comparable terminology, and include statements regarding the anticipated benefits, timing and financial effects of the Acquisition, including its expected impact on earnings, the maximum aggregate and earnout consideration payable and the profit growth required to achieve it, the timing of admission of the Consideration Shares to trading on AIM, and the future performance of The Advocacy Partners. Such forward-looking statements reflect the current expectations and assumptions of the Company’s management as of the date of this announcement and involve known and unknown risks and uncertainties, many of which are outside the Company’s control, that could cause actual results to differ materially from those expressed or implied by such statements. Nothing in this announcement should be construed as a profit forecast. Save as required by applicable law or regulation, including the U.S. federal securities laws and the UK Market Abuse Regulation and AIM Rules, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and readers are cautioned not to place undue reliance on such statements.

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